Exhibit 99.2

XTI Aerospace Announces Pricing of $20 Million Public Offering

Englewood, Colorado – September 12, 2025 — XTI Aerospace, Inc. (Nasdaq: XTIA), (“XTI” or the “Company”), a pioneer in xVTOL and powered-lift aircraft solutions, today announced the pricing of a best-efforts public offering of 12,500,000 shares of its common stock (or pre-funded warrants (“Pre-Funded Warrants”) in lieu thereof) and warrants (“Common Warrants”) to purchase up to 12,500,000 shares of common stock at a combined public offering price of $1.60 per share (inclusive of the Pre-Funded Warrant exercise price) and associated Common Warrant. The Common Warrants will have an exercise price of $2.00 per share and will be immediately exercisable upon issuance for a period of five years following the date of issuance. All of the shares (or Pre-Funded Warrants) and Common Warrants in the offering are being offered by the Company. Total gross proceeds from the offering, before deducting the placement agent’s fees and other offering expenses, are expected to be $20 million. The offering is expected to close on September 15, 2025, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes, including the development of the TriFan 600 airplane. The Company may also use a portion of the net proceeds to invest in or acquire businesses or technologies, although the Company has no current commitments or obligations to do so.

ThinkEquity is acting as the sole placement agent for the offering.

The securities will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-289194), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 1, 2025, and declared effective on August 12, 2025. The offering will be made only by means of a written prospectus. A prospectus supplement and accompanying prospectus describing the terms of the offering will be filed with the SEC on its website at www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to the offering may also be obtained, when available, from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About XTI Aerospace, Inc.

XTI Aerospace (XTIAerospace.com) (Nasdaq: XTIA) is the parent company of XTI Aircraft Company, an aviation business based near Denver, Colorado, currently developing the TriFan 600, a fixed-wing business aircraft designed to have the vertical takeoff and landing (VTOL) capability of a helicopter, maximum cruising speeds of over 300 mph and a range up to 1,000 miles, creating an entirely new category – the xVTOL. Additionally, the Inpixon (inpixon.com) business unit of XTI Aerospace is a leader in real-time location systems (RTLS) technology with customers around the world who use the Company's location intelligence solutions in factories and other industrial facilities to help optimize operations, increase productivity, and enhance safety. For more information about XTI, please visit XTIAerospace.com and follow XTI on LinkedIn, Instagram, X, and YouTube.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this press release, including without limitation, statements regarding the completion, timing and size of the offering and its anticipated use of net proceeds from the offering are forward-looking statements.

Some of these forward-looking statements can be identified by the use of forward-looking words, including “believe,” “continue,” “could,” “would,” “will,” “estimate,” “expect,” “intend,” “plan,” “target,” “projects,” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts, and assumptions that, while considered reasonable by XTI and its management, are inherently uncertain, and many factors may cause the actual results to differ materially from current expectations. XTI undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that might subsequently arise. Readers are urged to carefully review and consider the risk factors discussed from time to time in XTI's filings with the SEC, including those factors discussed under the caption “Risk Factors” in its most recent annual report on Form 10-K, filed with the SEC on April 15, 2025, and in subsequent reports filed with or furnished to the SEC.

Contacts:

General inquiries:

Email: contact@xtiaerospace.com

Web: https://xtiaerospace.com/contact